As filed with the Securities and Exchange Commission on November 17, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 16, 2009

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 16, 2009, B&G Foods issued a press release to provide clarification that following the partial redemption of B&G Foods’ 12% senior subordinated notes due 2016 (CUSIP No. 05508RAB2), which was completed on November 2, 2009, the face value (i.e., principal amount) of each senior subordinated note has been reduced from $7.15 to $3.116551105.  For DTC participants, this is reflected in DTC’s system as a face value of $7.15, with a factor of 0.435881.

B&G Foods also announced that it has posted an updated Investor FAQ to the Investor Relations section of B&G Foods’ website, www.bgfoods.com, that provides additional information concerning the partial redemption of the senior subordinates notes as well as information relating to the automatic separation of B&G Foods’ Enhanced Income Securities (EISs) that occurred in connection with the partial redemption.

The information contained in the press release and Investor FAQ, which are attached to this report as Exhibits 99.1 and 99.2, is incorporated by reference herein and is furnished pursuant to Item 8.01 and Regulation FD.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release dated November 16, 2009, furnished pursuant to Item 8.01 and Regulation FD

99.2	Investor FAQ dated November 16, 2009, furnished pursuant to Item 8.01 and Regulation FD

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: November 17, 2009	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General Counsel, Secretary and Chief Compliance Officer